ADMINISTRATION, SHAREHOLDER SERVICES AND
                             DISTRIBUTION AGREEMENT

     ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT, dated as of ___________________, 19__ between Seligman Financial Services, Inc. ("Seligman Financial Services") and _________________________________ (the
"Service Organization").

     The Parties hereto enter into an Administration, Shareholder Services and Distribution Agreement ("Service Agreement") with respect to the shares of Seligman Capital Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Henderson Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income Fund, Inc., Seligman New Jersey Tax-Exempt Fund, Inc., Seligman Pennsylvania Tax-Exempt Fund Series, Seligman Tax-Exempt Fund Series, Inc., Seligman Tax-Exempt Series Trust (the "Funds"), and any other future mutual funds that may become members of the Seligman Group of Investment Companies which adopt an Administration, Shareholder Services and Distribution Plan, pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), and in consideration of the mutual agreements herein made, agree as follows:

     The Service Organization shall make such use of or provide such information and services as may be necessary or appropriate (i) to provide shareholder services to shareholders of the Funds and (ii) to assist Seligman Financial
Services in any distribution of shares of the Funds, including, without limitation, making use of the Service Organization's name, client lists, and publications, for the solicitation of sales of shares of the Funds to Service Organization clients, and such other assistance as Seligman Financial Services reasonably requests, to the extent permitted by applicable statute, rule or regulation.

1. Except with respect to the Class D shares of a Fund for the first year following the sale thereof, Seligman Financial Services shall pay to the Service Organization a service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) not to exceed .25 of 1% per annum of the average daily net assets of each class of shares of each Fund attributable to the clients of the Service Organization.

2. With respect to the first year following the sale of Class D shares of a Fund, Seligman Financial Services shall pay to the Service Organization at or promptly after the time of sale a service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) not to exceed .25 of 1% of the net asset value of the Class D shares sold by the Service Organization. Such service fee shall be paid to the Service Organization solely for personal services and/or the maintenance of shareholder accounts to be provided by the Service Organization to the purchaser of such Class D Shares over the course of the first year following the sale.

3. Any service fee paid hereunder shall be paid solely for personal services and/or the maintenance of shareholder accounts. For greater certainty, no part of a service fee shall be paid for subtransfer agency services, subaccounting services, or administrative services.

4. In addition to payment of the service fee, from time to time Seligman Financial Services may make payments to the Service Organization in addition to those contemplated above for providing distribution assistance with respect to assets invested in each Fund by its clients.

5. Neither the Service Organization nor any of its employees or agents are authorized to make any representation concerning the Funds or the Funds' shares except those contained in the then current Prospectus, copies of which will be supplied by Seligman Financial Services. The Service Organization shall have no authority to act as agent for Seligman Financial Services or the Funds.

6. In consideration of the services provided pursuant to paragraphs 1, 2 and/or 4 above, the Service Organization shall be entitled to receive fees as are set forth in Exhibit A hereto as may be amended from time to time by Seligman Financial Services. Seligman Financial Services has no obligation to make any such payments and the Service Organization agrees to waive payment of its fee until Seligman Financial Services is in receipt of the fee from the Fund(s). The payment of fees has been authorized pursuant to an Administration, Shareholder Services and Distribution Plans (the "Plans") approved by the Directors/Trustees and the shareholders of the Funds pursuant to the requirements of the Act and such authorizations may be withdrawn at any time.

7. It is understood that the Funds reserve the right, at their discretion and without notice, to suspend or withdraw the sale of shares of the Funds. This Agreement shall not be construed to authorize the Service Organization to perform any act that Seligman Financial Services would not be permitted to perform under the respective Distributing Agreements between each of the Funds and Seligman Financial Services.

8. Subject to the proviso in Section 6 of the Plans, this Agreement shall continue until December 31 of the year in which any Plan has first been approved by shareholders and through December 31 of each year thereafter provided such continuance is specifically approved at least annually by a vote of a majority of (i) the Fund's Directors/Trustees and (ii) the Qualified Directors/Trustees cast in person at a meeting called for the purpose of voting on such approval and provided further that the Service Organization shall not have notified Seligman Financial Services in writing at least 60 days prior to the anniversary date of the previous continuance that it does not desire such continuance. This Agreement may be terminated at any time without payment of any penalty with respect to any of the Funds by vote of a majority of the Qualified Directors/Trustees, or by vote of a majority of the outstanding voting securities of the particular Fund or class or series of a Fund, on 60 days' written notice to the Service Organization and Seligman Financial Services. Notwithstanding anything contained herein, in the event that any of the Plans shall be terminated or any of the Plans or any part thereof shall be found invalid or ordered terminated by any regulatory or judicial authority, or the Service
     Organization shall fail to perform the services contemplated by this Agreement, such determination to be made in good faith by Seligman Financial Services, this Agreement may be terminated with respect to such Plan effective upon receipt of written notice thereof by the Service Organization. This Agreement will also terminate automatically in the event of its assignment.

9. All communications to Seligman Financial Services shall be sent to it at its offices, 100 Park Avenue, New York, New York 10017.

     Any notice to the Service Organization shall be duly given if mailed or telegraphed to it at the address shown below.

10. As used in this Agreement, the terms "assignment", "interested person" and "vote of a majority of the outstanding voting securities" shall have the respective meanings specified in the Act and in the rules and regulations thereunder and the term "Qualified Directors/Trustees" shall mean the Directors/Trustees of a Fund who are not interested persons of the Fund and have no direct or indirect financial interest in its Plan or in any agreements related to the Plan.

11.  This  Agreement  shall be governed by and construed in accordance  with the laws of the State of New York. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, any of the parties to do anything in violation of any applicable laws or regulations.

IN WITNESS WHEREOF, Seligman Financial Services and the Service Organization have caused this Agreement to be executed by their duly authorized offices as of the date first above written.


                                  SELIGMAN FINANCIAL SERVICES, INC.


                                  By
                                     ----------------------------------
                                     Stephen J. Hodgdon, President


                                             SERVICE ORGANIZATION



                                    -----------------------------------


                                 By
                                    -----------------------------------

                                     Address
                                             --------------------------

                                    -----------------------------------

                                                                   1/95

         ADMINISTRATION, SHAREHOLDER SERVICES AND DISTRIBUTION AGREEMENT

                                    EXHIBIT A


     The payment schedule for Service Organizations is set forth immediately below:

                                                                         Average Daily               Fees as a Percentage
                                                                          Net Assets                of Each Fund's/Series'
                                                                        Attributable to             Net Assets Attributable
Fund Name                                                            Service Organizations         to Service Organizations*
---------                                                            ---------------------         -------------------------
                                                                        Class A Shares          Class A Shares             Class D
                                                                        --------------          ---------------
                                                                                                Class B Shares+            Shares**
                                                                                                ---------------            --------

Seligman Capital Fund, Inc.                                         $100,000 or more                  .25%                 1.00%
Seligman Cash Management Fund, Inc.                                 $100,000 or more              -0-/.25%                 1.00%
Seligman Common Stock Fund, Inc.                                    $100,000 or more                  .25%                 1.00%
Seligman Communications and Information Fund, Inc.                  $100,000 or more                  .25%                 1.00%
Seligman Frontier Fund, Inc.                                        $100,000 or more                  .25%                 1.00%
Seligman Growth Fund, Inc.                                          $100,000 or more                  .25%                 1.00%
Seligman Henderson Global Fund Series, Inc:
  Seligman Henderson Emerging Markets Growth Fund                   $100,000 or more                  .25%                 1.00%
  Seligman Henderson Global Smaller Companies Fund                  $100,000 or more                  .25%                 1.00%
  Seligman Henderson Global Growth Opportunities Fund               $100,000 or more                  .25%                 1.00%
  Seligman Henderson Global Technology Fund                         $100,000 or more                  .25%                 1.00%
  Seligman Henderson International Fund                             $100,000 or more                  .25%                 1.00%
Seligman High Income Fund Series:
  U.S. Government Securities Series                                 $100,000 or more                  .25%                 1.00%
  High-Yield Bond Series                                            $100,000 or more                  .25%                 1.00%
Seligman Income Fund, Inc.                                          $100,000 or more                  .25%                 1.00%
Seligman New Jersey Municipal Fund, Inc.                            $100,000 or more                  .25%                 1.00%
Seligman Pennsylvania Municipal Fund Series                         $100,000 or more                  .25%                 1.00%
Seligman Municipal Fund Series, Inc:
   National Series                                                  $100,000 or more                  .10%                 1.00%
   Colorado Series                                                  $100,000 or more                  .10%                 1.00%
   Georgia Series                                                   $100,000 or more                  .10%                 1.00%
   Louisiana Series                                                 $100,000 or more                  .10%                 1.00%
   Maryland Series                                                  $100,000 or more                  .10%                 1.00%
   Massachusetts Series                                             $100,000 or more                  .10%                 1.00%
   Michigan Series                                                  $100,000 or more                  .10%                 1.00%
   Minnesota Series                                                 $100,000 or more                  .10%                 1.00%
   Missouri Series                                                  $100,000 or more                  .10%                 1.00%
   New York Series                                                  $100,000 or more                  .10%                 1.00%
   Ohio Series                                                      $100,000 or more                  .10%                 1.00%
   Oregon Series                                                    $100,000 or more                  .10%                 1.00%
   South Carolina Series                                            $100,000 or more                  .10%                 1.00%
Seligman Municipal Series Trust:
  California Municipal Quality Series                               $100,000 or more                  .10%                 1.00%
  California Municipal High-Yield Series                            $100,000 or more                  .10%                 1.00%
  Florida Municipal Series                                          $100,000 or more                  .25%                 1.00%
  North Carolina Municipal Series                                   $100,000 or more                  .25%                 1.00%
Seligman Value Fund Series, Inc.                                    $100,000 or more                  .25%                 1.00%



March 20, 1997

 * Included in each of the percentages above is the service fee (as defined in the National Association of Securities Dealers, Inc. Rules of Fair Practice) with respect to each class of shares referred to in paragraph 1 of this Agreement. Except as provided in Footnote ** below, Seligman Financial Services shall pay the fees provided for above to the Service Organization quarterly.

**At or promptly after the time of sale of any Class D Shares, a Service Organization shall be paid 1.00% of the net asset value of the Class D Shares sold by it. The difference between .75% and the amount paid is comprised of the service fee referred to in paragraph 1 of this Agreement for services to be provided to Class D shareholders over the course of the one year period immediately following the sale.

+ Class B Shares are not available for theSeligman New Jersey Municipal Fund, Inc., Seligman Pennsylvania Municipal Fund Series or any Series of Seligman Municipal Fund Series, Inc. or Seligman Municipal Series Trust.